Exhibit 99.2

1 Midland States Bancorp, Inc. NASDAQ: MSBI Fourth Quarter 2021 Earnings Call

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (“COVID - 19”) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance shoul d not be placed on such statements. Additional information concerning Midland and its businesses, including additional factors tha t could materially affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commi ssi on. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return o n Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangib le Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financ ial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Overview of 4Q21 3 Positive Trends in Key Metrics 4Q21 Earnings Improvement in Asset Quality • Noninterest - bearing deposits increased to 36.8% of total deposits • Cost of deposits declined 4 bps from prior quarter to 0.15% • Wealth Management AUA increased 3.9% from the end of the prior quarter • Efficiency ratio (1) improved to 52.61% from 58.78% in prior quarter • Nonperforming loans declined 22.0% from the end of the prior quarter • ACL/NPLs increased to 120% from 102% at the end of the prior quarter Strong Inflows of Low - Cost Deposits • Total deposits increased 9.1% from the end of the prior quarter • Noninterest - bearing deposits increased 34.2% from the end of the prior quarter • Increases primarily driven by commercial FHA servicing deposits and other commercial deposits • Net income of $23.1 million, or $1.02 diluted EPS • 4Q21 results included a $4.9 million FHLB advance prepayment penalty and a $1.8 million gain on termination of interest rate swap • Adjusted pre - tax, pre - provision earnings (1) of $36.3 million, up from $28.4 million in prior quarter Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Record Quarter of Loan Production • Total loans increased 25.2% annualized • CRE loans, including multifamily, increased $255 million from the end of the prior quarter • Total commercial loans and leases, excluding PPP and commercial FHA warehouse lines, increased $112 million from the end of the prior quarter

4 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $309.2 million from prior quarter to $5.22 billion • Growth in CRE loans, conventional commercial loans, and consumer loans offset lower end of period balances on commercial FHA warehouse credit lines and lower PPP loans • Equipment finance balances increased $46.2 million, or 5.1% from end of prior quarter • Excluding PPP loans, commercial FHA warehouse credit lines, and loans added through GreenSky partnership, total loans increased at an annualized rate of more than 40% during 4Q21 • PPP loans were $52.5 million at Dec. 31, 2021, a decrease of $29.9 million from Sep. 30, 2021 Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $5,103 $4,911 $4,836 $4,916 $5,225 4.58% 4.50% 4.43% 4.42% 4.36% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Total Loans Average Loan Yield 4Q 2021 3Q 2021 4Q 2020 Commercial loans and leases $ 1,873 $ 1,880 $ 2,096 Commercial real estate 1,817 1,562 1,526 Construction and land development 194 201 173 Residential real estate 338 344 443 Consumer 1,003 929 866 Total Loans $5,225 $4,916 $5,103 Total Loans ex. Commercial FHA Lines and PPP $5,080 $4,653 $4,646

5 Midland Equipment Finance Portfolio Overview ($ in millions) Portfolio Characteristics (as of 12/31/21) Nationwide portfolio providing financing solutions to equipment vendors and end - users Total Outstanding Loans and Leases $945.2 million (18.1% of total loans) Number of Loans and Leases 7,896 Average Loan/Lease Size $119,713 Largest Loan/Lease $1.2 million Weighted Average Rate 4.74% Avg. FICO Score 604 Transit and Ground Passenger $3.1 72% All Others <6% of Total $1.2 28% Total Deferred Loans and Leases As of 6/30/21 As of 9/30/21 As of 12/31/21 Total Deferrals $35.6 million $9.1 million $4.3 million Percentage of Portfolio 4.1% 1.0% 0.5% Deferred Loans Making I/O or Other Payments $32.6 million $8.0 million $3.9 million Equipment Finance Deferrals by Industry (as of December 31, 2021)

6 GreenSky Consumer Loan Portfolio Overview Delinquency Rate (greater than 60 days) Portfolio Characteristics (as of 12/31/21) Total Outstanding $874.5 million (16.7% of total loans) Number of Loans 412,663 Average Loan Size $2,119 Average FICO Score 771 Total Deferred Loans (as of September 30, 2021) $0.7 million (0.1% of portfolio) Total Deferred Loans (as of December 31, 2021) $0.5 million (0.1% of portfolio) ▪ Average FICO score of 771 ▪ No losses to MSBI in 10 year history of portfolio Prime Credit 0.36% 0.35% 0.23% 0.25% 0.26% Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 ▪ Cash flow waterfall structure » Cash flow from portfolio covers servicing fee, credit losses and our target margin » Excess cash flow is an incentive fee to GreenSky that is available to cover additional losses » GreenSky received incentive fees in 35 of past 36 months including every month in 2020 and 2021 ▪ Escrow deposits » Escrow deposits absorb losses in excess of cash flow waterfall » Escrow account totaled $34.8 million at 12/31/21 or 4.0% of the portfolio Credit Enhancement

7 Total Deposits Total Deposits and Cost of Deposits • Total deposits increased $509.3 million, or 9.1% from prior quarter, to $6.11 billion • Increase in deposits largely attributable to increase in commercial FHA servicing deposits and other commercial deposits • Noninterest - bearing deposits increased to 36.8% of total deposits at Dec. 31, 2021 Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $5,101 $5,341 $5,196 $5,601 $6,111 0.26% 0.25% 0.23% 0.19% 0.15% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Total Deposits Cost of Deposits 4Q 2021 3Q 2021 4Q 2020 Noninterest - bearing demand $ 2,246 $ 1,673 $ 1,470 Interest - bearing: Checking 1,663 1,697 1,569 Money market 869 853 786 Savings 679 666 598 Time 631 689 656 Brokered time 23 24 23 Total Deposits $6,111 $5,601 $5,101

8 • Net interest income increased 5.7% from the prior quarter due primarily to higher average earning assets • Net interest margin, excluding accretion income, decreased 6 bps from prior quarter due primarily to an increase in liquidity resulting from growth in commercial FHA servicing deposits • Cash and cash equivalents represented 10% of interest - earning assets at Dec. 31, 2021 • Redeployment of excess liquidity into higher yielding earning assets will support net interest margin going forward Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions) $1.6 $1.2 $1.3 $1.0 $0.8 $53.5 $51.9 $50.1 $51.4 $54.3 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 NII Accretion Income 0.10% 0.08% 0.09% 0.07% 0.04% 3.47% 3.45% 3.29% 3.34% 3.25% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 NIM Accretion Income

9 • During 4Q21, assets under administration increased $159.2 million, primarily due to market performance • Wealth Management revenue was consistent with prior quarter, as a decrease in estate and guardianship fees offset the increase in AUA Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions ) $3,481 $3,560 $4,078 $4,058 $4,217 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 $5.87 $5.93 $6.53 $7.18 $7.18 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021

10 Noninterest Income • Noninterest income increased 48.7% from prior quarter • Impairment on commercial MSRs impacted noninterest income by $2.1 million and $3.0 million in 4Q21 and 3Q21, respectively • Excluding the impact of the impairment of commercial MSRs, noninterest income increased 35.3% primarily due to gains on BOLI and the termination of an FHLB interest rate swap, as well as unrealized income on equity investments Noninterest Income (in millions) $14.3 $14.8 $17.4 $15.1 $22.5 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 All Other Residential Mortgage Wealth Management

11 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 52.6% in 4Q21 vs. 58.8% in 3Q21 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense decreased $0.3 million • Operating expense run - rate expected to be $40.5 - $41.5 million in 2022 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 4Q21 3Q21 Integration and acquisition related expenses ($0.2) ($0.2) FHLB advance prepayment fee ($4.9) -- Loss on MSRs held for sale -- ($0.1) $5.7 $0.2 $7.6 $0.3 $5.0 $47.0 $39.1 $48.9 $41.3 $45.8 58.6% 57.1% 60.2% 58.8% 52.6% 50.0% 55.0% 60.0% 65.0% 70.0% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio

12 Asset Quality NCO / Average Loans • Nonperforming loans decreased $12.0 million primarily due to the payoff of two non - accrual loans and the charge - off of a third non - accrual loan • Net charge - offs of $4.6 million, or 0.37% of average loans • Charge - offs primarily related to one acquired loan and equipment finance credits • Provision for credit losses of $0.5 million primarily related to an increase in the reserve for unfunded commitments resulting from strong commercial loan production Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.06% 1.08% 1.27% 1.11% 0.81% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 0.19% 0.14% 0.33% 0.25% 0.37% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021

13 Changes in Allowance for Credit Losses ACL 9/30/21 ACL 12/31/21 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk ratings and deferrals ▪ Changes in allocations to COVID - 19 impacted segments ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

14 ACL by Portfolio Portfolio Total Loans at 12/31/21 ACL % of Total Loans Total Loans at 9/30/21 ACL % of Total Loans Commercial $ 770,670 $ 5,783 0.75% $ 799,189 $ 6,360 0.80% Warehouse Lines 91,927 - 0.00% 180,248 - 0.00% Commercial Other 679,518 8,592 1.26% 668,146 8,231 1.23% Equipment Finance 521,973 8,262 1.58% 486,623 7,856 1.61% Paycheck Protection Program 52,477 79 0.15% 82,410 124 0.15% Lease Financing 423,280 7,469 1.76% 412,430 7,586 1.84% CRE non - owner occupied 1,105,333 14,771 1.34% 921,344 17,943 1.95% CRE owner occupied 469,658 5,941 1.26% 437,140 6,855 1.57% Multi - family 171,875 1,740 1.01% 128,961 1,591 1.23% Farmland 69,962 541 0.77% 74,568 564 0.76% Construction and Land Development 193,749 972 0.50% 200,792 1,131 0.56% Residential RE First Lien 274,412 2,314 0.84% 277,819 2,551 0.92% Other Residential 63,738 381 0.60% 66,595 466 0.70% Consumer 106,008 307 0.29% 77,132 268 0.35% Consumer Other (1) 896,598 2,251 0.25% 851,438 2,129 0.25% Total Loans 5,224,801 51,062 0.98% 4,915,554 55,675 1.13% Loans (excluding GreenSky, PPP and warehouse lines) 4,148,188 48,608 1.17% 3,745,257 53,253 1.42% ($ in thousands) Notes: (1) Primarily consists of loans originated through GreenSky relationship

15 2022 Outlook and Priorities • Current expectation is to now continue participation in GreenSky partnership through at least 2023 » New fintech partnership should provide $200 - $250 million in loans over next 2 - 3 years • High - single - digit loan growth expected in 2022 » Continued momentum of more productive commercial banking group including specialty finance • Continue increasing presence in higher growth markets in St. Louis and Northern Illinois, including the Chicagoland area • Improve positioning to benefit from rising interest rates » Asset sensitivity is steadily increasing as commercial banking group generates higher levels of variable rate loans and noninterest - bearing deposits • Maintain stable expense levels while continuing to invest in technology » Shift focus of technology investments from foundational to revenue generating • Evaluate small, strategic M&A opportunities that can further improve deposit base, increase presence in higher growth areas, or build wealth management business • Keep earnings consistent with 2021 by replacing PPP income and reserve releases with improved core earnings in 2022 resulting from organic balance sheet growth, leading to further earnings growth in 2023 • Enhance franchise value by continuing shift of MSBI model to relationship - based loans funded by low - cost deposits combined with growing wealth management business that provides large, consistent source of noninterest income 15

16 APPENDIX

17 Paycheck Protection Program Overview Paycheck Protection Program (as of 12/31/21) Loans Outstanding $52.5 million Round 1 $5.3 million Round 2 $47.2 million Total Fees Earned $15.3 million Fees Recognized in 4Q21 $1.5 million Remaining Fees to be Recognized $2.0 million Impact on 4Q21 Financials At or for the Three Months Ended 12/31/21 Metrics Excluding PPP Impact Total Loans $5.23 billion $5.18 billion Average Loans $5.00 billion $4.90 billion Net Interest Income FTE (1) $54.7 million $53.1 million Net Interest Margin (1) 3.25% 3.19% ACL/Total Loans 0.98% 0.99% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 to 60 month life of PPP loans Paycheck Protection Program Loan Forgiveness As of 9/30/21 As of 12/31/21 Loans Submitted to SBA $313.9 million $342.4 million Loans Forgiven by SBA $300.8 million $333.0 million Percentage of Total Round 1 PPP Loans Forgiven 95.8% 98.1% Percentage of Total Round 1 and 2 PPP Loans Forgiven 79.1% 87.5%

18 Loan Deferral Overview Total Loan Deferrals As of Jun. 30, 2021 As of Sep. 30, 2021 As of Dec. 31, 2021 Total Loans Deferred $107.3 million $34.3 million $13.3 million % of Total Loans 2.2% 0.7% 0.3% Deferrals by Industry (as of December 31, 2021) Transit & Ground Passenger $3.1 23% Assisted Living $8.0 60% All Others <4% $2.2 17% ($ in millions) Deferral Type (as of December 31, 2021) Full Payment Deferral $1.4 million Deferred Loans Making I/O or Other Payments $11.9 million No remaining Hotel/Motel deferrals at 12/31/21

19 Commercial Loans and Leases by Industry RE / Rental & Leasing 21.9% Assisted Living 12.2% All Others 12.1% Construction - General 7.6% Finance and Insurance 7.1% Manufacturing 7.0% Accommodation & Food Svcs 6.2% Ag., Forestry, & Fishing 4.8% Trans. / Ground Passenger 4.8% Retail Trade 4.1% General Freight Trucking 4.1% Other Services 2.9% Wholesale Trade 2.8% Health Care 2.4% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases as of 12/31/21

20 Commercial Real Estate Portfolio by Collateral Type Assisted Living 22.8% Retail 16.6% Multi - Family 9.8% Hotel/Motel 8.3% Industrial / Warehouse 7.8% Office 6.6% All Others 5.1% Residential 1 - 4 Family 4.0% Farmland 3.4% C - Store / Gas Station 3.3% Mixed Use / Other 2.8% Special Purpose 2.5% Developed Land 2.1% Medical Building 2.0% Raw Land 1.6% Restaurant 1.3% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio as of 12/31/21 CRE Concentration (as of 12/31/21) CRE as a % of Total Loans 34.8% CRE as a % of Total Risk - Based Capital (1) 212.7% Notes: (1) Represents non - owner occupied CRE loans only

21 Capital and Liquidity Overview Capital Ratios (as of 12/31/21) Liquidity Sources (as of 12/31/21) 6.58% 8.08% 7.75% 9.16% 12.19% 10.49% 8.89% 10.49% 11.21% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 673.3 Unpledged Securities 409.1 FHLB Committed Liquidity 863.7 FRB Discount Window Availability 55.9 Total Estimated Liquidity $ 2,002.0 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 Other Liquidity Holding Company Cash Position of $37.9 Million Holding Company Line of Credit of $15.0 Million

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands, except per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Income before income taxes - GAAP	$ 30,600	$ 25,431	$ 19,041	$ 24,040	$ 10,746
Adjustments to noninterest income:					
Gain on sales of investment securities, net	-	160	377	-	-
Gain on termination of hedged interest rate swap	1,845	-	-	314	-
Other income	-	-	(27)	75	3
Total adjustments to noninterest income	1,845	160	350	389	3
Adjustments to noninterest expense:					
Loss on mortgage servicing rights held for sale	-	79	143	-	617
Impairment related to facilities optimization	-	-	-	-	(10)
FHLB advances prepayment fees	4,859	-	3,669	8	4,872
Integration and acquisition expenses	171	176	3,771	238	231
Total adjustments to noninterest expense	5,030	255	7,583	246	5,710
Adjusted earnings pre tax	33,785	25,526	26,274	23,897	16,453
Adjusted earnings tax	8,369	5,910	6,519	5,463	3,982
Adjusted earnings - non-GAAP	$ 25,416	$ 19,616	$ 19,755	$ 18,434	$ 12,471
Adjusted diluted earnings per common share	$ 1.12	$ 0.86	$ 0.86	$ 0.81	$ 0.54
Adjusted return on average assets	1.39 %	1.15 %	1.17 %	1.11 %	0.73 %
Adjusted return on average shareholders' equity	15.44 %	11.94 %	12.36 %	11.97 %	7.97 %
Adjusted return on average tangible common equity	21.65 %	16.82 %	17.52 %	17.18 %	11.50 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Adjusted earnings pre tax - non- GAAP	$ 33,785	$ 25,526	$ 26,274	$ 23,897	$ 16,453
Provision for credit losses	467	(184)	(455)	3,565	10,058
Impairment on commercial mortgage servicing rights	2,072	3,037	1,148	1,275	2,344
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 36,324	$ 28,379	$ 26,967	$ 28,737	$ 28,855
Adjusted pre-tax, pre-provision return on average assets	1.98 %	1.67 %	1.60 %	1.73 %	1.69 %

22

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Quarter Ended				
(dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Noninterest expense - GAAP	$ 45,757	$ 41,292	$ 48,941	$ 39,079	$ 47,048
Loss on mortgage servicing rights held for sale	-	(79)	(143)	-	(617)
Impairment related to facilities optimization	-	-	-	-	10
FHLB advances prepayment fees	(4,859)	-	(3,669)	(8)	(4,872)
Integration and acquisition expenses	(171)	(176)	(3,771)	(238)	(231)
Adjusted noninterest expense	$ 40,727	$ 41,037	$ 41,358	$ 38,833	$ 41,338
Net interest income - GAAP	$ 54,301	$ 51,396	$ 50,110	$ 51,868	$ 53,516
Effect of tax-exempt income	372	402	383	386	413
Adjusted net interest income	54,673	51,798	50,493	52,254	53,929
Noninterest income - GAAP	22,523	15,143	17,417	14,816	14,336
Impairment on commercial mortgage servicing rights	2,072	3,037	1,148	1,275	2,344
Gain on sales of investment securities, net	-	(160)	(377)	-	-
Gain on termination of hedged interest rate swap	(1,845)	-	-	(314)	-
Other	-	-	27	(75)	(3)
Adjusted noninterest income	22,750	18,020	18,215	15,702	16,677
Adjusted total revenue	$ 77,423	$ 69,818	$ 68,708	$ 67,956	$ 70,606
Efficiency ratio	52.61 %	58.78 %	60.19 %	57.14 %	58.55 %

23

Midland
States Bancorp, Inc.

24 (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 663,837 $ 657,844 $ 648,186 $ 635,467 $ 621,391 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (24,374) (26,065) (27,900) (26,867) (28,382) Tangible common equity $ 477,558 $ 469,875 $ 458,382 $ 446,696 $ 431,105 Total Assets to Tangible Assets: Total assets—GAAP $ 7,443,805 $ 7,093,959 $ 6,630,010 $ 6,884,786 $ 6,868,540 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (24,374) (26,065) (27,900) (26,867) (28,382) Tangible assets $ 7,257,527 $ 6,905,990 $ 6,440,206 $ 6,696,015 $ 6,678,254 Common Shares Outstanding 22,050,537 22,193,141 22,380,492 22,351,740 22,325,471 Tangible Common Equity to Tangible Assets 6.58% 6.80% 7.12% 6.67% 6.46% Tangible Book Value Per Share $ 21.66 $ 21.17 $ 20.48 $ 19.98 $ 19.31 (dollars in thousands) Net income available to common shareholders $ 23,107 $ 19,548 $ 20,124 $ 18,538 $ 8,333 Average total shareholders' equity—GAAP $ 652,892 $ 651,751 $ 641,079 $ 624,661 $ 622,594 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (25,311) (27,132) (26,931) (27,578) (29,123) Average tangible common equity $ 465,677 $ 462,715 $ 452,244 $ 435,179 $ 431,567 ROATCE 19.69% 16.76% 17.85% 17.28% 7.68% Return on Average Tangible Common Equity (ROATCE) 2020 December 31, 2020 December 31, 2021 March 31, 2021 June 30, For the Quarter Ended 2021 September 30, 2021 December 31, MIDLAND STATES BANCORP, INC. Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 June 30, As of March 31, 20212021 September 30, 2021 December 31,